                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


                                                              Percent Owned
                                                              By National Auto
Corporate Name              State of Organization               Credit, Inc
--------------              ---------------------             ----------------
ARAC, Inc. (1)                    Delaware                            100%

NAC, Inc.                         Delaware                            100%

National Motors, Inc.             Delaware                            100%


All of the subsidiaries listed above are included in the consolidated financial statements of the Company. The Company also has various subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary.



(1) Former name was National Auto Credit, Inc. Name was changed in conjunction with the transaction described in Item 2. of this Registration Statement.